SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2004

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7000 Sunwood Drive
Ramsey, Minnesota		55303
(Address of principal executive offices)		(Zip Code)

(763) 506-9000
(Registrant's telephone number)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)       Effective as of November 3, 2004, Bradley D. Carlson (39) has been appointed the Chief Executive Officer and Chief Financial Officer of BMC Industries, Inc.  (the "Company").  Mr. Carlson will oversee the Company's efforts to confirm a Chapter 11 plan of reorganization (the "Plan") in the Company's bankruptcy cases filed in the United States Bankruptcy Court for the State of Minnesota.  Mr. Carlson joined BMC in September 1999 as Treasurer.  From July 1992 to September 1999, Mr. Carlson held various positions with Northwest Airlines, Inc., a commercial air travel carrier, most recently as Director of Corporate Finance.  Mr. Carlson served as an Associate with Kidder Peabody, Inc., an investment banking firm, in 1991 and as a Corporate Finance Analyst with Dain Rauscher Incorporated, an investment banking firm, from December 1987 to June 1990.

Item 7.01

Regulation FD Disclosure.

Effective as of November 3, 2004, Bradley D. Carlson (39) has been appointed the Chief Executive Officer and Chief Financial Officer of BMC Industries, Inc.  (the "Company").  Mr. Carlson will oversee the Company's efforts to confirm a Chapter 11 plan of reorganization (the "Plan") in the Company's bankruptcy cases filed in the United States Bankruptcy Court for the State of Minnesota.  Mr. Carlson joined BMC in September 1999 as Treasurer.  From July 1992 to September 1999, Mr. Carlson held various positions with Northwest Airlines, Inc., a commercial air travel carrier, most recently as Director of Corporate Finance.  Mr. Carlson served as an Associate with Kidder Peabody, Inc., an investment banking firm, in 1991 and as a Corporate Finance Analyst with Dain Rauscher Incorporated, an investment banking firm, from December 1987 to June 1990.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: November 9, 2004	By:	/s/Bradley D. Carlson
Bradley D. Carlson
	Its:	Chief Executive Officer